EXHIBIT 9.1 TO FORM 8-K

                            VOTING TRUST AGREEMENT I
                            (Management of AutoCorp)

         This Voting Trust Agreement I (Agreement) is made as of the 30th day of December, 1998, by AutoCorp Equities, Inc. (the "Company"), a Nevada corporation, and Charles Norman, a resident of Collin County, Texas, as trustee (the Trustee), to create a Voting Trust (the "Voting Trust") holding Shares of Common Stock of the Company for the benefit of certain members of the Company's management to be later named by the Company's Board of Directors (referred to variously as the "Holders", the "Certificate Holders" or the "Voting Trust Certificate Holders")

                                 R E C I T A L S


A. The Company and various other parties have entered into a Master Agreement of even date providing inter alia, for the restructuring and refinancing of the Company.

B. The Master Agreement provides, among other things, that 350,000 Shares of Common Stock of the Company will be placed in a voting trust for the benefit of the Management of the Company, and the purpose of this Agreement is to implement that provision.

C. Certain terms used in this Agreement shall have the meanings assigned to them in Article 7 of this Agreement, including, without limitation, the terms Shares and Company.

         NOW, THEREFORE, in consideration of the foregoing and the mutual promises contained herein, the parties agree as follows:






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                                    ARTICLE 1

                                     TRUSTEE


         1.01 Number and Term of Trustees. There will be one (1) Trustee of this Voting Trust. The initial Trustee is the individual named above. His successor, as Trustee, will be appointed as provided in Paragraph 1.05. The Trustee will serve for the entire term of this Voting Trust in the absence of his resignation, removal, incapacity or death.

         1.02 Death, etc. of Trustee. The Trustee is serving in a representative capacity only. The powers, authority, rights, and duties of the Trustee shall terminate on his death, incapacity, divorce, or bankruptcy, and no interest in any of the property owned or held by the Voting Trust nor any of the powers, authority, rights, or duties of the Trustee may be transferred by will, devise, succession, incapacity, divorce, or bankruptcy, in any other manner, except as provided in this Agreement. The heirs, administrators, executors, successors and assigns for the Trustee shall, however, have the right and duty to convey any property held by the Trustee to the successor Trustee. No creditor or creditors of the Trustee shall have any interest in or rights whatsoever with respect to any property owned or held by the Voting Trust.

         1.03 Resignation. The Trustee may resign by giving notice of his resignation to the Voting Trust Certificate Holders and the Company. When the Trustee resigns, either the Holders or the Company may settle any account or transaction with the resigning Trustee.

         1.04 Removal. The Trustee may be removed for cause at any time by the Company. The Trustee may also be removed at any time without cause by the mutual agreement of AutoPrime, Inc. and the Company.

         1.05 Successor Trustees. Subject to Paragraph 1.01 above, in the event of the resignation, removal, incapacity or death of the Trustee (or any successor Trustee), a successor Trustee shall be designated by the Company.





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                                    ARTICLE 2

                         DEPOSIT AND TRANSFER OF SHARES;
                            ISSUANCE AND TRANSFER OF
                            VOTING TRUST CERTIFICATES

         2.01 Deposit of Shares. On the execution of this Agreement, the Company shall deposit with the Trustee a share certificate for 350,000 Shares of Common Stock of the Company owned by it. Such share certificate shall be endorsed in blank or to the Trustee and be accompanied by instruments of transfer that will enable the Trustee to cause the share certificate to be transferred into the name of the Trustee.

         2.02 Transfer of Shares to Trustee. All share certificates delivered to the Trustee shall be surrendered by the Trustee to the Company and canceled. New share certificate(s) shall be issued in the name of the Trustee. The new share certificate(s) shall state that they are issued pursuant to this Agreement. That fact shall also be noted in the Companys stock transfer records as part of the entry of the Trustees ownership of the Shares. The Trustee shall hold all share certificates for stock of the Company subject to the terms of this Agreement. Such share certificates shall be and remain in the possession of the Trustee.

         2.03 Additional Shares. Any Shares of Common Stock of the Company which are received by the Trustee during the term of this Agreement, whether received pursuant to Paragraph 2.01, Paragraph 4.02, Paragraph 4.05, or otherwise, shall become part of the assets of the Voting Trust and shall be subject to all the terms and conditions of this Agreement.

         2.04 Transfer of Shares to Successor Trustees. Notwithstanding any changes in the identity of the Trustee, the certificate(s) for Shares standing in the name of the Trustee may be endorsed and transferred by any successor Trustee with the same effect as if endorsed and transferred by the Trustee who has ceased to act. The Trustee is authorized and empowered to cause any further transfer of the Shares that may be necessary because of any change of persons holding the office of Trustee.

         2.05 No Mortgage or Sale of Assets of the Voting Trust. The Trustee has no authority to sell or otherwise dispose of or mortgage, pledge or encumber in any manner any of the Shares deposited pursuant to the provisions of this Agreement, or any other Shares or voting securities received by the Trustee during the term of this Agreement except for the benefit of AutoPrime, Inc.




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         2.06 Voting Trust  Certificates.  All right, title, and interest of the
Voting Trust Certificate Holders in and to the Voting Trust shall be divided into Shares of Beneficial Interest. One share of Beneficial Interest shall correspond to one share of Common Stock deposited pursuant to this Agreement. Voting Trust Certificates shall evidence Shares of Beneficial Interest in the Voting Trust. The Trustee shall issue and deliver to the Certificate Holders, against receipt of the Shares deposited pursuant to Paragraph 2.01 above, one or more Voting Trust Certificates in substantially the form of Exhibit A attached to this Agreement evidencing the same number of Shares of Beneficial Interest as the number of Shares the Certificate Holders has deposited. The aggregate number of Shares of Beneficial Interest represented by all Voting Trust Certificates shall at all times equal the aggregate number of all Shares deposited pursuant to this Agreement.

         Each Voting Trust Certificate shall contain a statement that the Shares represented by the certificate are subject to the provisions of this Voting Trust Agreement and shall contain a statement that a counterpart of Voting Trust Agreement has been deposited with the Company at its registered office.

         2.07 Fractional Trust Certificates. If an interest in this trust that is owned by a Holder cannot be fully represented by whole Voting Trust Certificates, the Trustee may issue fractional share Voting Trust Certificates, scrip, or other evidence of ownership of the fractional part of one Voting Trust Certificate that in his discretion properly indicates ownership of the fractional interest. When such an issue is made, the fractional interest shall not under any circumstances have any greater rights or lesser liabilities than any other Voting Trust Certificate.

         2.08 Transfer of Voting Trust Certificates. Voting Trust Certificates shall be transferable only as provided in the Certificates and in this Agreement, and on payment of any charges payable at the time of transfer. All transfers shall be recorded in the Voting Trust Certificate Register provided for in Paragraph 5.02. Any transfer made of any Voting Trust Certificate shall vest in the transferee all rights of the transferor and shall subject the transferee to the same limitations as those imposed on the transferor by the terms of the Voting Trust Certificate and by this Agreement.

         The Trustee shall deliver Voting Trust Certificates to the transferee for the number of Shares represented by the Voting Trust Certificate so transferred, subject, however, to AutoPrime's perfected security interest.

         2.09 Proof of Ownership. The Trustee shall not be required to recognize any transfer of a Voting Trust Certificate not made in accordance with the provisions of this Agreement unless the persons claiming ownership have produced indicia of title satisfactory to the Trustee, and shall have deposited with the Trustee indemnity satisfactory to him.




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         2.10 Holder of  Certificate as Owner.  The Trustee may treat any Voting
Trust Certificate Holder as the absolute owner and holder of the Voting Trust Certificates registered in his or her name and as having all of the rights and interests represented by them for all purposes, and the Trustee shall not be bound or affected by any notice to the contrary.

         2.11 Replacement of Certificates. If a Voting Trust Certificate becomes mutilated or is destroyed, stolen, or lost, the Trustee, in his discretion, may issue a new Voting Trust Certificate of like tenor and denomination in exchange and substitution for and on cancellation of the mutilated Voting Trust Certificate, or in substitution for the Certificate so destroyed, stolen, or lost. The applicant for a substituted Voting Trust Certificate shall furnish to the Trustee evidence of the destruction, theft, or loss of the Certificate satisfactory to him in his discretion. The applicant shall also furnish indemnity satisfactory to the Trustee and to his agents.

         2.12 Securities Law Matters. The Voting Trust Certificates will be issued without registration under the Securities Act of 1933, as amended (the "1933 Act"), or the Texas Securities Act, in reliance on exemptions contained in such statutes or in the rules and regulations promulgated by the Securities and Exchange Commission under the 1933 Act.

         There will not be any public market for the Voting Trust Certificates, and the sale or transfer of Voting Trust Certificates will be subject to significant restrictions on transferability.

         Voting Trust Certificate Holders may not resell or transfer the Voting Trust Certificates except in accordance with the provisions of the 1933 Act and the Texas Securities Act. A Voting Trust Certificate Holder may be required to bear the economic risk of holding such securities for an indefinite period of time unless they are subsequently registered under applicable securities laws, or an exemption from such registration is available. The Trustee does not intend to cause any of such securities to be so registered or such an exemption to be made available.

         As a condition to sale or other transfer of Voting Trust Certificates, the Trustee may, at his option, require:

          (a) The proposed transferor or transferee to deliver to the Trustee an opinion of counsel satisfactory to the Trustee, to the effect that such registration or qualification is not required for such proposed sale or other transfer; and/or






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          (b)  The proposed  transferee  to deliver to the Trustee an investment letter in substantially the form of Exhibit B attached hereto.

         2.13 Legends. All Voting Trust Certificates, whether original issue or issued upon transfer of a Voting Trust Certificate, will have the following legend imprinted on them:

         THE SECURITY EVIDENCED HEREBY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS, AND MAY NOT BE SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM UNDER SUCH ACT AND SUCH LAWS. AS A CONDITION TO SALE OR OTHER TRANSFER OF THIS SECURITY, THE COMPANY MAY, AT ITS OPTION, REQUIRE THE PROPOSED TRANSFEROR HEREOF TO DELIVER TO THE COMPANY AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY, TO THE EFFECT THAT SUCH REGISTRATION OR QUALIFICATION IS NOT REQUIRED FOR SUCH PROPOSED SALE OR OTHER TRANSFER.

                                    ARTICLE 3

                                ACTION BY TRUSTEE

            3.01  Voting  of  Shares.   While  the  Trustee  holds  Shares
         deposited pursuant to the provisions of this Agreement, he shall, subject to Paragraph 2.05, possess and shall be entitled to exercise in person or by his nominee(s), agent(s), attorney(s)-in-fact, or proxies all rights and powers of an absolute owner and to vote, assent, or consent with respect to those rights and powers and to take part in and consent to any corporate or shareholders actions, and to receive dividends and distributions on the Shares. No other person shall have any voting rights in respect to the Shares so long as this Agreement is in effect and the Shares are registered in the name of the Trustee.

                  On any issue presented to shareholders of the Company, the Trustee shall vote the Shares deposited pursuant to this Agreement, or consent with respect to them, in his sole and absolute discretion.

                  3.02 Voting in Interest of Company. Subject to the requirements of Paragraph 3.01 above, in doing any act not subject to Paragraph 3.01 above regarding the control or management of the Company or its affairs, as holder of stock deposited pursuant to this




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         Agreement, the Trustee shall exercise his best judgment in the interest of the Company to the end that its affairs shall be properly managed, but he shall assume no responsibility regarding management or any action taken by management or taken by the Company in pursuance of his consent to it as a shareholder or in pursuance of his vote so cast.

                  3.03 Action of Trustee. All action to be taken on any question presented to the Trustee, except as otherwise expressly provided in this Agreement, shall from time to time be determined by a signed writing of the Trustee. The Trustee may provide for the authentication of evidence of any action taken by him.

                  3.04 Meeting with Certificate Holders. On any issue presented to the shareholders of the Company for vote, upon which the Trustee desires the opinion of the Voting Trust Certificate Holders, the Trustee may call a meeting for this purpose. At the meeting, the Holders may determine the manner in which they desire the Trustee to act, but the Trustee shall not be bound to act in the manner designated. The Trustee shall not be called upon or expected to take any action as a result of this meeting unless and until he has been fully indemnified against all loss, damage, claim, or injury to which he might be subjected, either by reason of his action or by reason of his position as Trustee under this Agreement.

                  3.05 Trustees Relationship with Company. The Trustee, his employees or agents, and any firm, corporation, trust, or association of which he may be a trustee, stockholder, director, officer, member, agent, or employee may contract with or be or become pecuniarily interested, directly or indirectly, in any matter or transaction to which the Company or AutoPrime, or any subsidiary or controlled or affiliated corporation, may be a party or in which he may be concerned, as fully and freely as thought the Trustee were not a Trustee pursuant to this Agreement. The Trustee, his employees, or agents may act as directors or officers of the Company or AutoPrime, or of any subsidiary or controlled or affiliated corporation.

                  3.06 Compensation of Trustee. The Trustee shall serve without compensation, except as may be agreed, from time to time, by the Company and the Trustee.

                  3.07 Expenses. The Trustee is expressly authorized to incur and pay those reasonable charges and expenses that he may deem necessary and proper for the administration of this Agreement. The Voting Trust Certificate Holders shall reimburse and indemnify the Trustee for all claims, expenses, and liabilities incurred by him in connection with the discharge of his duties under this Agreement. Any such claims, expenses, or liabilities shall be charged to the Voting Trust Certificate Holders, pro rata, and may be





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         deducted from  dividends or other  distributions  to them,  pursuant to
         Paragraph 4.04, or may be made a charge payable following termination of the Voting Trust as a condition to the delivery of Shares in exchange for Voting Trust Certificates, pursuant to Paragraph 6.03, and the Trustee shall be entitled to a lien for this charge on the share certificates, Shares, funds, or other property in his possession.

                  3.08 Trustees Liability. The Trustee shall be free from liability in acting upon any paper, document, or signature believed by him to be genuine and to have been signed by the proper party. The Trustee shall not be liable for any error of judgment, nor for any act done or omitted, nor for any mistake of fact or law, nor for anything that he may do or refrain from doing in good faith, nor generally shall the Trustee have any accountability pursuant to this Agreement, except that the Trustee shall be liable for his own intentional misconduct or gross negligence. The Trustee may be advised by legal counsel, and any action under this Agreement taken or suffered in good faith by him in accordance with the opinion of counsel shall be conclusive on the parties to this Agreement, and the Trustee shall be fully protected and be subject to no liability in respect to any action taken or suffered under this Agreement.

                                    ARTICLE 4

                 DIVIDEND, DISTRIBUTION AND SUBSCRIPTION RIGHTS
                             OF CERTIFICATE HOLDERS

                  4.01 Cash Dividends. The Holders shall be entitled to receive from time to time payments equal to the amount of cash dividends, if any, collected or received by the Trustee on the Shares in regard to which Voting Trust Certificates were issued, less the deductions provided for in Paragraph 4.05. These payments shall be made to the Holders as soon as practicable after the receipt of the dividends. Instead of receiving cash dividends and paying them to the Holders, the Trustee may instruct the Company in writing to pay the dividends directly to the Holders. When these instructions are given to the Company, all liability of the Trustee with regard to the dividends shall cease, until the instructions are revoked. The Trustee may at any time revoke the instructions and by written notice to the Company direct it to make dividend payments to the Trustee.

                  4.02 Share Distributions. If the Trustee receives as a dividend or other distribution on any Shares or other voting securities held by him under this Agreement, any additional Shares or other voting securities, the Trustee shall hold them subject to this Agreement for the benefit of the Holders, and the Shares or other voting securities shall become subject to all of the terms and conditions of this Agreement to the same extent as if




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         they were  originally  deposited  under it.  The  Trustee  may,  in his discretion, issue Voting Trust Certificates in respect of these Shares or other voting securities to the Holders.

                  4.03 Other Distributions. If at any time during the term of this Agreement the Trustee shall receive or collect any moneys (including payment of cash dividends) through a distribution by the Company to its shareholders or shall receive any property (other than nonvoting securities) through a distribution by the Company to its security holders, the Trustee shall distribute same to the Holders. The Trustee may withhold from the distribution the deductions provided for in Paragraph 4.04. Any voting securities received by the Trustee through any such distribution shall be retained by the Trustee as part of the assets of the Voting Trust, pursuant to Paragraphs 2.01 and 4.02 above.

                  4.04 Deductions for Distributions. There shall be deducted and withheld from every distribution of every kind under this Agreement any taxes, assessments, or other charges that may be required by law to be deducted or withheld, as well as expenses and charges incurred pursuant to Paragraph 3.07, to the extent that the expenses and charges remain unpaid or unreimbursed.

                  4.05 Subscription Rights. If the Trustee shall receive notice of an offer by the Company of additional securities for subscription, the Trustee shall promptly mail a copy of the notice to the Holders. On receipt by the Trustee, at least three (3) days prior to the last date fixed by the Company for subscription, of a request from a Holder to be subscribed in its behalf, accompanied by the sum of money required to be paid for the securities, the Trustee shall make the subscription and payment on behalf of such Holder.

                  On  receiving  from  the  Company  the   certificate  for  the
         securities subscribed for, if the securities are voting securities, the Trustee shall issue to the subscribing Holder a Voting Trust Certificate in respect of those securities, and, if they are nonvoting securities, the Trustee shall deliver the certificate to the subscribing Holder.

                  4.06 Record Date for Distributions. The Trustee may, if he deems it advisable, fix a date not exceeding ten (10) days preceding any date for the payment or distribution of dividends, or for the distribution of assets or rights, as a record date for the determination of the Voting Trust Certificate Holders entitled to receive the payment or distribution, and the Voting Trust Certificate Holders of record on that date shall be exclusively entitled to participate in the payment or distribution. If the Trustee fails to fix a record date, the date three (3) days prior to the date of payment or distribution of dividends or the distribution of assets or rights shall constitute the record date for the determination of the Voting Trust Certificate Holders entitled to receive the payment or distribution.





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                                    ARTICLE 5

                                BOOKS AND RECORDS

                  5.01 Record of Shares. It shall be the duty of the Trustee to maintain a record of all share certificates of the Company that are transferred to the Trustee, indicating the name in which the stock was held, the date of issuance of the stock, the class of the stock, the number of Shares, and the number of the certificates representing those Shares. The Trustee shall also maintain a record of the date on which he received any share certificates and the date on which they were delivered to the Company for transfer to the Trustee, and shall obtain a receipt for any certificates so delivered. The Trustee shall receive and hold the new share certificates issued by the Company in the name of the Trustee and shall maintain a record indicating the date of issuance of the certificates, the date of receipt of the certificates, and the place in which he is holding the certificates.

                  5.02 Record of Voting Trust Certificates. The Trustee shall maintain a record showing the names and addresses of the Holders. The record shall show the number of Certificates held by each person. The record shall show the dates on which the Voting Trust Certificates were issued, canceled, transferred, or replaced. The record shall be known as the Voting Trust Certificate Register and shall be open to inspection by any of the parties to this Agreement or their successors at any reasonable time. The first Voting Trust Certificate Holder to appear in such Register shall be the Certificate Holders who are signatories to this Agreement. The record shall show any subsequent transfer, assignment, pledge, attachment, execution, and any other matter affecting the title to the Voting Trust Certificates that comes to the attention of the Trustee. Any documents purporting to affect the title of the Voting Trust Certificates shall also be kept in the Voting Trust Certificate Register, together with a sample copy of the Voting Trust Certificate.

                  5.03 Books of Account. The Trustee or his agent shall maintain books of account that shall be in the form prescribed from time to time by the Trustee. In addition to other matters that the Trustee may insert in the record, the record shall show all sums of money received by the Trustee, all disbursements made by the Trustee, and all obligations incurred by the Trustee that are unpaid. Information concerning these accounts shall be posted at least monthly.

                  5.04 Other Records. The Trustee shall maintain such other books and records and shall perform the duties required of him to be performed elsewhere in this Agreement.





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                  5.05  Inspection  of Records.  The  parties to this  Agreement shall deposit a counterpart of this Agreement with the Company at its registered office, and the Agreement shall be subject to the same right of examination by a shareholder of the Company, in person or by agent or attorney, as are the books and records of the Company.

                                    ARTICLE 6

                                  TERM OF TRUST

         6.01 Irrevocability of Trust. The trust created by this Agreement is expressly declared to be irrevocable, except as otherwise provided in this Agreement.

         6.02 Termination. This Agreement shall terminate upon the earlier to happen of the following events;

                    (a)  The   conversion  of  3,500,000   Shares  of  Series  A
                         Non-Cumulative   Convertible  Preferred  Stock  of  the
                         Company;

                    (b) The mutual agreement evidenced in writing of (i) the Holders of all Voting Trust Certificates, (ii) the
                         Company, and (iii) AutoPrime, Inc. or their successor(s) in interest;

                    (c) December 30, 2013, subject to extension as provided in Nevada Revised Statues, Section 78.365(2).

         6.03 Distribution of Share Certificates After Termination. Within thirty (30) days after the termination of this Agreement, the Trustee shall distribute to the Voting Trust Certificate Holders, subject to Paragraphs 3.07 and 4.04 above, share certificates representing the number of Shares in respect of which the Voting Trust Certificates were issued, in exchange for the surrender of the Voting Trust Certificates properly endorsed and on payment by the persons entitled to receive the share certificates of a sum sufficient to cover (a) any governmental charge on the transfer or delivery of the share certificates, and (b) any items described in Paragraphs 3.07 and 4.04 to the extent they remain unpaid or unreimbursed, subject, however, to the liens benefitting AutoPrime.

         6.04 Final Accounting. Within sixty (60) days after termination of this Agreement, the Trustee shall render a final accounting to the Voting Trust Certificate Holders and to the Company and shall distribute any funds or other assets held by him to the parties entitled to them.




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                                    ARTICLE 7

                               CERTAIN DEFINITIONS

         When used in this Agreement, the following terms shall have the meanings assigned to them below, unless the context otherwise requires:

         Company shall mean AutoCorp Equities, Inc., a Nevada corporation, and any other entity which may become a successor to AutoCorp Equities, Inc. or the business and assets of AutoCorp Equities, Inc. through conversion, sale of assets, merger, consolidation, plan of share exchange, reorganization, or otherwise.

         Beneficial Interest shall mean the right, title, and interest of the Holders in and to the Voting Trust and shall be divided into Shares and evidenced as provided in Paragraph 2.04.

         Holder shall mean a Voting Trust Certificate Holder.

         Shares and shares shall mean,  unless the context  otherwise  requires,
(a) the Shares of Common Stock of AutoCorp Equities, Inc. being deposited by the Certificate Holders pursuant to this Agreement in connection with the execution and delivery of this Agreement; (b) any additional Shares of Common Stock or other voting securities of the Company subsequently deposited by the Certificate Holders pursuant to Paragraph 2.01 of this Agreement; and (c) any Shares of Common Stock or other voting securities of the Company which are received by the Trustee as a dividend or other distribution (including a liquidating distribution), or otherwise.

         Voting Trust Certificate Holder, Certificate Holder, or Holder shall mean a holder of a Voting Trust Certificate. The initial Voting Trust Certificate Holders shall be the Certificate Holders who are signatories to this Agreement. When there is more than one Voting Trust Certificate Holder, action by such Holders may be authorized by them in the manner provided in Paragraph 4.07.

                                    ARTICLE 8

                                  MISCELLANEOUS

         8.01 Place of Performance. This Agreement is made, executed, and entered into at Dallas, Dallas County, Texas, and it is mutually agreed that the performance of all parts of this contract shall be made at Dallas, Dallas County, Texas, and any dispute arising hereunder must be resolved in the United States District Court for the Northern District of Texas, Dallas Division, or a Civil District Court, in and for Dallas County, Texas.

         8.02 Governing Law. This Agreement is intended by the parties to be governed and construed in accordance with the laws of the State of Texas, except that all matters considered to be internal corporate matters of the Company, including requirements of the formation and operation of voting trusts for Nevada corporations shall be governed by Nevada law.

         8.03 Construction by Trustee. The Trustee is authorized and empowered to construe this Agreement. His reasonable construction made in good faith shall be conclusive and binding on all parties to this Agreement and on any Voting Trust Certificate Holders.

         8.04 Notices to Parties. If given to a party to this Agreement, any notice, demand, waiver, or consent required or permitted under this Agreement or a Voting Trust Certificate shall be in writing and shall be given by personal delivery, courier, overnight service, facsimile transmission, prepaid telegram or prepaid registered or certified mail, with return receipt requested, addressed to the pertinent address set forth on the signature page hereof.

         The date of any such notice and of service thereof shall be deemed to be the day of its receipt by the party to whom it is addressed. Any party hereto may at any time and from time to time change its address for the receipt of notice pursuant to this Agreement by giving notice to the other parties hereto in the manner set forth herein for the giving of notice.

         8.05 Notice to Holders. Any notice to be given to a Voting Trust Certificate Holder other than the Certificate Holders shall be sufficiently given if mailed, postage prepaid, to him or her at the address of the Voting Trust Certificate Holder appearing in the Voting Trust Certificate Register to be maintained by the Trustee. Every notice so given shall be effective whether or not received, and such notice shall for all purposes be deemed to have been given on the date of its mailing.

         8.06 Notice and Reports from Company. Each Holder shall have the right to:

                    (a) Receive from the Company, in the same manner and at the same time as if the Holder were a shareholder, copies of such reports, financial statements, notices, proxy statements, and other documents as the Company shall distribute to its shareholders.

                    (b) Receive from the Company notice of each annual and special meeting of shareholders, in the same manner and at the same time as if the Holder were a shareholder.

         8.07   Counterparts.   This  Agreement  may  be  executed  in  multiple
counterparts, each of which shall be deemed an original but all of which, taken together, shall constitute one and the same instrument.

         8.08 Amendment of Agreement. This Agreement may be amended by the agreement in writing of the Company and the Trustee, together with approval by the Voting Trust Certificate Holders obtained in accordance with the provisions of Paragraphs 4.07, 4.08 and this Paragraph 8.09. If the Trustee deems it advisable, he shall call a special meeting of Voting Trust Certificate Holders for the purpose of obtaining the approval of the Holders. The notice of the meeting shall contain a copy of the proposed amendment.

         8.09 Advice of Counsel. Each of the parties agrees and represents that he or she has been represented by his or her own counsel with regard to the execution of this Agreement or, if acting without counsel, that he or she has had adequate opportunity and has been encouraged to take the advice of his or her own counsel prior to the execution of this Agreement.

         8.10 Duplicate of this Agreement. A duplicate of this Agreement shall be filed in the registered office of the Company in the State of Nevada. Such duplicate shall at all times during the term of this Agreement be open to inspection by any stockholder or his attorney.

         IN WITNESS WHEREOF, the parties have executed this Agreement or caused this Agreement to be duly executed on their behalf as of the day and year first above written.

ADDRESSES:

                                            THE COMPANY
AutoCorp Equities, Inc.                     AUTOCORP EQUITIES, INC.
5949 Sherry Lane
Suite 525
Dallas, Texas 75225                         By:/s/    Charles Norman
                                                      --------------------------
                                                      Charles Norman
                                                      President and
                                                      Chief Executive Officer



                                            THE TRUSTEE

Charles Norman, Trustee
5949 Sherry Lane
Suite 525
Dallas, Texas 75225                            /s/    Charles Norman
                                                      --------------------------
                                                      Charles Norman, Trustee


                                            THE VOTING TRUST
                                            CERTIFICATE HOLDERS

                                            APPROVED:

                                            AUTOPRIME, INC.

                                            By:/s/    Robert A. Baker
                                                      --------------------------
                                                      Robert A. Baker

                                    EXHIBIT A

THE SECURITY EVIDENCED HEREBY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS, AND MAY NOT BE SOLD OR
OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM UNDER SUCH ACT AND SUCH LAWS. AS A CONDITION TO SALE OR OTHER TRANSFER OF THIS SECURITY, THE COMPANY MAY, AT ITS OPTION, REQUIRE THE PROPOSED TRANSFEROR HEREOF TO DELIVER TO THE COMPANY AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY, TO THE EFFECT THAT SUCH REGISTRATION OR QUALIFICATION IS NOT REQUIRED FOR SUCH PROPOSED SALE OR OTHER TRANSFER.

                             AUTOCORP EQUITIES, INC.

                            VOTING TRUST CERTIFICATE

ISSUED UNDER VOTING TRUST AGREEMENT I
(Management of AutoCorp)

                                                       Certificate Number ______

         This Voting Trust Certificate (Certificate) evidences that _________________ (referred to in this Certificate as the Certificate Holder) is the owner and holder of _______ Shares of Beneficial Interest in Voting Trust I (the Voting Trust) created pursuant to that certain Voting Trust Agreement I (Voting Trust Agreement I) dated as of December 30, 1998, by and among certain Certificate Holders, AutoCorp Equities, Inc. (the Company), and Charles Norman, as Trustee (the Trustee).

         Capitalized terms used herein, which are not defined herein, shall have the same meanings when used herein as they do when used in Voting Trust Agreement I.

         This Certificate is issued by the Trustee to the Certificate Holder on the following terms and conditions:

         1. Rights of Certificate Holder. The Certificate Holder hereby accepts and ratifies all of the terms, conditions, and covenants of the Voting Trust Agreement. A counterpart of this Agreement is on file at the registered office of the Company in the State of Nevada and is incorporated by reference in this Certificate as though set forth in full herein.

         This Certificate evidences ownership of only a Beneficial Interest in the Voting Trust. Pursuant to Voting Trust Agreement I, the Trustee is the owner and holder of the legal title of all Shares of Common Stock of the Company deposited pursuant to the Agreement. The Certificate Holder has rights with respect to the Shares of stock of the Company deposited pursuant to Voting Trust Agreement I only as provided in the Agreement.

         2. Voting Rights. The undersigned Trustee during the term of this Voting Trust Agreement is the legal owner of the Shares of stock of the Company deposited pursuant to this Voting Trust Agreement for all purposes relating to Voting Trust Agreement and in all matters of the Company for which the Shares may be voted. No voting rights of Shares deposited pursuant to this Voting Trust Agreement are granted to the Certificate Holder by this Certificate. Only the rights as a Holder of a Beneficial Interest in Voting Trust provided to the Certificate Holder in this Voting Trust Agreement are represented by this Certificate.

         3. Dividends and Distributions. The Certificate Holder is entitled to receive, subject to the limitations in this Voting Trust Agreement, all cash dividends or other distributions of non-voting securities of the Company received by the undersigned Trustee. In the event of share dividends, the Trustee shall receive and hold them pursuant to the terms of Voting Trust Agreement I and may, in his discretion, issue to the Certificate Holder additional Voting Trust Certificates representing the share dividends.

         4. Termination. The Voting Trust shall terminate upon the earlier to happen of the following events;

                    A. The conversion of all then-outstanding Shares of Series A Non-Cumulative Convertible Preferred Stock of the Company;

                    B. The mutual agreement evidenced in writing of (i) the Holders of all Voting Trust Certificates, (ii) the Company and (iii) AutoPrime, Inc. or its successor(s) in interest;

                    C. December 30, 2012, subject to extension as provided in Nevada Revised Statutes, Section 78.365(2).

         5. Distribution of Share Certificates After Termination. Subject to the terms and provisions of Voting Trust Agreement I, within thirty (30) days after the termination of Voting Trust Agreement I, the Trustee shall distribute to the Certificate Holder, subject to Paragraphs 3.07 and 4.04 of Voting Trust Agreement I, certificates for Shares representing the number of Shares in respect of which this Certificate was issued, in exchange for the surrender of this Certificate properly endorsed and on payment by the Certificate Holder of a sum sufficient to cover (a) any governmental charge on the transfer or delivery of the share certificates, and (b) the pro rata share attributable to this Certificate of any items described in Paragraphs 3.07 and 4.04 of Voting Trust Agreement I to the extent they remain unpaid or unreimbursed.

         6. Transfer of Certificates. Subject to the terms of Voting Trust Agreement I and the lien rights of AutoPrime, Inc., this Certificate is transferable in the same manner as any other security. Any transfer shall be on the books of the Trustee or his agent and shall be made only on the surrender of this Certificate by the Certificate Holder or his or her attorney endorsed in blank or to the transferee. The Trustee may treat the registered Certificate Holder or, at the election of the Trustee in his sole and absolute discretion, when presented duly endorsed in blank, the bearer of this Certificate as its absolute owner and as the owner of all rights and interests in the Voting Trust represented by this Certificate for all purposes whatsoever. The Trustee shall not be bound or affected by any notice to the contrary.

         IN WITNESS WHEREOF, the Trustee has executed and delivered this Voting Trust Certificate as of the ______ day of ___________________, 199__.


                                        TRUSTEE


                                        ------------------------------------
                                        Charles Norman, Trustee

                                   ASSIGNMENT

         For  value  received,   the  undersigned  hereby  sells,  assigns,  and
transfers to ___________________ this Voting Trust Certificate and the Beneficial Interest in the Voting Trust represented by this Voting Trust Certificate. The undersigned irrevocably appoints _________________ his or her attorney with full power of substitution to transfer this Certificate on the books of the Trustee.

Dated: ______________, 19____.            ____________________________________
                                         (Please sign exactly as name appears on
                                           Certificate)

                                         _____________________________________
                                         (Typed or Printed Name)

                                         Taxpayer ID No._____________________



                                         SIGNATURE GUARANTEED

                                         ______________________________________
                                         (Name of Bank, trust company or broker)
                                          By: _________________________________

                                          Name: _______________________________

                                          Its:  _______________________________

                                          Address: ____________________________

                                          _____________________________________

                                    EXHIBIT B

                            FORM OF INVESTMENT LETTER


To:      Charles Norman, Trustee
         5949 Sherry Lane
         Suite 525
         Dallas, Texas 75225

         In connection with the transfer to the undersigned of Shares of Beneficial Interest in the Voting Trust established by that certain Voting Trust Agreement I dated December 30, 1998, by and among certain Certificate Holders, AutoCorp Equities, Inc., and Charles Norman (the Trustee), the undersigned hereby represents that he/she/it is acquiring such Shares of Beneficial Interest (as evidenced by one or more certain Voting Trust Certificate(s) issued pursuant to Voting Trust Agreement I) for his/her/its own account for investment and not with a view to or for sale in connection with any distribution of said Shares.

         Capitalized terms used herein, which are not defined herein, shall have the same meanings when used herein as they do when used in Voting Trust Agreement I.

Dated:_________________________         ____________________________________


                                        By:_________________________________
                                                 (Signature)

                                        ____________________________________
                                                 (Printed or Typed Name)